EXHIBIT 23.1



            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------



The Board of Directors
Natural Gas Services Group, Inc.

We consent to the incorporation by reference in the registration statement (No. 333-110954) on Form S-8, and the registration statements (No. 333-119502 and No. 333-122687) on Form S-3, of Natural Gas Services Group, Inc. of our report dated February 11, 2005, with respect to the consolidated balance sheet of Natural Gas Services Group, Inc. and subsidiaries as of December 31, 2004 and the related consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 2004 and 2003, which report appears in the December 31, 2004 Annual Report on Form 10-KSB of Natural Gas Services Group, Inc.


                                                      /s/ HEIN & ASSOCIATES LLP
                                                     ---------------------------
                                                     HEIN & ASSOCIATES LLP


Dallas, Texas
March 30, 2005